Exhibit 10.6

PEGASUS SOLUTIONS, INC.

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of the 7th day of December, 2004, by and between Pegasus Solutions, Inc., a Delaware corporation (the “Company”) and Robert J. Boles, Jr. (the “Executive”).

WHEREAS, the Company and Executive have previously entered into an Employment Agreement with an effective date of May 19, 2003 (the “Original Employment Agreement”); and

WHEREAS, the Board of Directors of the Company has, effective December 7th, 2004, named Executive as the Executive Vice President, Chief Operating Officer of the Company replacing his previous title of Executive Vice President, Marketing and Sales; and

WHEREAS, the Company and Executive wish to amend the Original Employment Agreement to reflect the new title given to and accepted by Executive;

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein and in the Original Employment Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1.	Section 2 of the Original Employment Agreement is hereby amended to delete the reference to “Marketing and Sales” in the title of Executive and to replace it with “Chief Operating Officer”.

2.	The Original Agreement, as amended by this First Amendment to Employment Agreement, is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Company has caused this First Amendment to Employment Agreement to be executed by its Chairman of the Board or Chairman of the Compensation Committee and the Executive has executed this First Amendment to Employment Agreement to be effective December 7, 2004.

PEGASUS SOLUTIONS, INC.	EXECUTIVE:

By:_____________________	By:____________________

Print: ____________________

Title: ____________________